Exhibit (h)(i)

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                  DIVERSIFIED INCOME STRATEGIES PORTFOLIO, Inc.

                            (a Maryland corporation)

                         [______] Shares of Common Stock

                               PURCHASE AGREEMENT

                            Dated: January [_], 2004

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

                                TABLE OF CONTENTS

                                                                                                               Page
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
SECTION 1.        Representations and Warranties.................................................................3

                  (a)      Representations and Warranties by the Fund and the Investment Adviser.................3

                  (b)      Additional Representations of the Investment Adviser..................................8

                  (c)      Officer's Certificates................................................................9

SECTION 2.        Sale and Delivery to the Underwriters; Closing.................................................9

                  (a)      Initial Shares........................................................................9

                  (b)      Option Shares.........................................................................9

                  (c)      Payment..............................................................................10

                  (d)      Denominations; Registration..........................................................10

SECTION 3.        Covenants of the Fund.........................................................................10

                  (a)      Compliance with Securities Regulations and Commission Requests.......................10

                  (b)      Filing of Amendments.................................................................11

                  (c)      Delivery of Registration Statement...................................................11

                  (d)      Delivery of Prospectus...............................................................11

                  (e)      Continued Compliance with Securities Laws............................................11

                  (f)      Blue Sky Qualifications..............................................................12

                  (g)      Rule 158.............................................................................12

                  (h)      Use of Proceeds......................................................................12

                  (i)      Subchapter M.........................................................................12

                  (j)      Listing..............................................................................12

                  (k)      Restrictions on Sale of Shares.......................................................12

                  (l)      Reporting Requirements...............................................................13

                  (m)      No Manipulation of Market for Securities.............................................13

                  (n)      Rule 462(b) Registration Statement...................................................13

SECTION 4.        Payment of Expenses...........................................................................13

                  (a)      Expenses.............................................................................13

                  (b)      Termination of Agreement.............................................................14

SECTION 5.        Conditions of Underwriters' Obligations.......................................................14

                  (a)      Effectiveness of Registration Statement..............................................14

                  (b)      Opinion of Counsel for the Fund......................................................14

                  (c)      Opinion of a Senior Counsel of the Investment Adviser................................14

                  (d)      Opinion of Counsel for Underwriters..................................................14

                                TABLE OF CONTENTS
                                   (continued)

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

                  (e)      Officers' Certificates...............................................................15

                  (f)      Accountant's Comfort Letter..........................................................15

                  (g)      Bring-down Comfort Letter............................................................15

                  (h)      Approval of Listing..................................................................15

                  (i)      No Objection.........................................................................15

                  (j)      Conditions to Purchase Option Shares.................................................15

                  (k)      Additional Documents.................................................................16

                  (l)      Termination of Agreement.............................................................16

                  (m)      Execution of Additional Compensation Agreement.......................................16

SECTION 6.        Indemnification...............................................................................16

                  (a)      Indemnification of the Underwriters..................................................16

                  (b)      Indemnification of Fund, Investment Adviser, Directors, General Partner and
                           Officers.............................................................................17

                  (c)      Indemnification for Marketing Materials..............................................17

                  (d)      Actions against Parties, Notification................................................17

                  (e)      Settlement without Consent if Failure to Reimburse...................................18

SECTION 7.        Contribution..................................................................................18

SECTION 8.        Representations, Warranties and Agreements to Survive Delivery................................19

SECTION 9.        Termination of Agreement......................................................................19

                  (a)      Termination; General.................................................................19

                  (b)      Liabilities..........................................................................20

SECTION 10.       Default by One or More of the Underwriters....................................................20

SECTION 11.       Notices.......................................................................................21

SECTION 12.       Parties.......................................................................................21

SECTION 13.       GOVERNING LAW AND TIME........................................................................21

SECTION 14.       Effect of Headings............................................................................21


EXHIBITS

Exhibit A         -      Form of Opinion of Fund's Counsel
Exhibit B         -      Form of Opinion of Counsel of the Investment Adviser
Exhibit C         -      Form of Accountant's Comfort Letter

                  DIVERSIFIED INCOME STRATEGIES PORTFOLIO, INC.
                            (a Maryland corporation)
                         [______] Shares of Common Stock
                           (Par Value $.10 Per Share)

                               PURCHASE AGREEMENT

                                                              January [__], 2004

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
[Other Co-Managers]

c/o Merrill Lynch, Pierce, Fenner & Smith
Incorporated
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

      Diversified Income Strategies Portfolio, Inc., a Maryland corporation (the "Fund"), and Fund Asset Management, L.P., a Delaware limited partnership (the "Investment Adviser"), each confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any Underwriters substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the "Representative") with respect to the issue and sale by the Fund and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of common stock, par value $.10 per share, of the Fund (the "Common Stock") set forth in said Schedule A, and with respect to the grant by the Fund to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [______] additional shares of Common Stock to cover overallotments, if any. The aforesaid [______] shares of Common Stock (the "Initial Shares") to be purchased by the Underwriters and all or any part of the [______] shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Shares"), are hereinafter called, collectively, the "Shares."

      The Fund understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

      The Fund has filed with the Securities and Exchange Commission (the "Commission") a notification on Form N-8A of registration of the Fund as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and a registration statement on Form N-2 (Nos. 333-119150, 811-21637), including the related preliminary prospectus, for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), the Investment Company Act, and the rules and regulations of the Commission under the 1933 Act and the Investment Company Act (together, the "Rules and Regulations"), and has filed such amendments to such registration statement on Form N-2, if any, and such amended preliminary prospectuses as may have been required to the date hereof. Promptly after execution and delivery of this Agreement, the Fund will either (i) prepare and file a prospectus in accordance with the provisions of paragraph (c) of Rule 497 ("Rule 497(c)") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") or a certificate in accordance with the provisions of paragraph
(j) of Rule 497 ("Rule 497(j)") of the 1933 Act Regulations, (ii) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the 1933 Act Regulations and paragraph (h) of Rule 497 ("Rule 497(h)") of the 1933 Act Regulations, or (iii) if the Fund has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 497(h). The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, including in each case any statement of additional information incorporated therein by reference, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto, if any, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Shares, including the statement of additional information incorporated therein by reference, is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated December [__], 2004, together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectus shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus, or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

      SECTION 1. Representations and Warranties.

      (a) Representations and Warranties by the Fund and the Investment Adviser. The Fund and the Investment Adviser each severally represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in
Section  2(c)  hereof and as of the Date of  Delivery  (if any)  referred  to in
Section 2(b) hereof, and agree with each Underwriter, as follows:

            (i) Compliance with Registration Requirements. The Fund meets the requirements for use of Form N-2 under the 1933 Act. Each of the Registration Statement and any Rule 462(b)

      Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Fund or the Investment Adviser, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. If required, the Fund has received any orders exempting the Fund from any provisions of the Investment Company Act.

            At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Shares are purchased, at the Date of Delivery) the Registration Statement, the Rule 462(b) Registration Statement and any amendments or supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the Investment Company Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus, nor any amendments or supplements thereto, at the time the Prospectus or any amendments or supplements thereto were issued and at the Closing Time (and, if any Option Shares are purchased, at the Date of Delivery) included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Fund in writing by the Underwriters expressly for use in the Registration Statement or in the Prospectus. If Rule 434 is used, the Fund will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective.

            Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 497(c) or Rule 497(h) under the 1933 Act, complied when so filed in all material respects with the Rules and Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the Shares, the Fund has complied or will comply with the requirements of Rule 111 under the 1933 Act Regulations relating to the payment of filing fees thereof.

            (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules, if any, included in the Registration Statement are independent public accountants as required by the 1933 Act and the Rules and Regulations.

            (iii) Financial Statements. The financial statements, included in the Registration Statement and Prospectus, together with the related schedules and notes, present fairly the financial position of the Fund at the date indicated and said statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the period involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein.

            (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and in the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Fund, other than those in the ordinary course of business, which are material with respect to the Fund and (C) there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its capital stock.

            (v) Good Standing of the Fund. The Fund has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Fund is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

            (vi) Subsidiaries. The Fund has no subsidiaries.

            (vii) Officers and Directors. No person is serving or acting as an officer, director or investment adviser of the Fund except in accordance with the provisions of the Investment Company Act and the Rules and Regulations and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the rules and regulations of the Commission promulgated under the Advisers Act (the "Advisers Act Rules and Regulations"). Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement to either of them), no director of the Fund is an "interested person" (as defined in the Investment Company Act) of the Fund or an "affiliated person" (as defined in the Investment Company Act) of any Underwriter.

            (viii) Capitalization. The authorized, issued and outstanding capital stock of the Fund is as set forth in the Prospectus under the caption "Description of Capital Stock." All issued and outstanding shares of common stock of the Fund have been duly authorized and validly issued and are fully paid and non-assessable, except as provided for in the Fund's charter, and have been offered and sold or exchanged by the Fund in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the outstanding shares of common stock of the Fund was issued in violation of preemptive or other similar rights of any securityholder of the Fund.

            (ix) Investment Company Act. The Fund is registered with the Commission under the Investment Company Act as a closed-end, diversified, management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated, to the knowledge of the Fund and the Investment Adviser, or threatened by the Commission.

            (x) Authorization of Agreement. This Agreement been duly authorized, executed and delivered by the Fund.

            (xi) Authorization and Description of Shares. The Shares to be purchased by the Underwriters from the Fund have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement, and, when issued and delivered by the Fund pursuant to this

      Agreement against payment of the consideration set forth in this Agreement will be validly issued, fully paid and non-assessable; the Shares conform to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Shares is not subject to preemptive or other similar rights of any securityholder of the Fund.

            (xii) Absence of Defaults and Conflicts. The Fund is not in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Fund is a party or by which it or its properties may be bound, or to which any of the property or assets of the Fund is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement, the Custody Agreement, the Registrar, Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency Agreement and the Administration Services Agreement referred to in the Registration Statement (as used herein, the "Advisory Agreement," the "Custody Agreement," the "Transfer Agency Agreement" and the "Administration Agreement," respectively) and the consummation of the transactions contemplated in this Agreement and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Fund with its obligations under this Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or the by-laws of the Fund, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Fund or any of its assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Fund.

            (xiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund or the Investment Adviser, threatened against or affecting, the Fund, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Fund or the consummation of the transactions contemplated in this Agreement or the performance by the Fund of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Fund is a party or of which any of its respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

            (xiv) Subchapter M Compliance. The Fund intends to, and will, direct the investment of proceeds of the offering described in the Registration Statement in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended ("Subchapter M of the Code"), and intends to qualify as a regulated investment company under Subchapter M of the Code.

            (xv) Distribution of Offering Materials. The Fund has not distributed and, prior to the later to occur of (A) the Closing Time and
      (B) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, a preliminary prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act or the Investment Company Act or the Rules and Regulations.

            (xvi) Accounting Controls. The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization and with the applicable requirements of the Investment Company Act, the Rules and Regulations and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets and to maintain compliance with the books and records requirements under the Investment Company Act and the Rules and Regulations; (C) access to assets is permitted only in accordance with the management's general or specific authorization; and
      (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (xvii) Absence of Undisclosed Payments. To the Fund's knowledge, neither the Fund nor any employee or agent of the Fund has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

            (xviii) Material Agreements. This Agreement, the Advisory Agreement, the Custody Agreement, the Administration Agreement and the Transfer Agency Agreement have each been duly authorized by all requisite action on the part of the Fund and executed and delivered by the Fund, as of the dates noted therein, and each complies with all applicable provisions of the Investment Company Act in all material respects. Assuming due authorization, execution and delivery by the other parties thereto with respect to the Advisory Agreement, the Custody Agreement and the Transfer Agency and Service Agreement, each of the Advisory Agreement, the Custody Agreement, the Administration Agreement and the Transfer Agency Agreement constitutes a valid and binding agreement of the Fund, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by federal or state laws.

            (xix) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Fund under the 1933 Act.

            (xx) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto by the 1933 Act, the Investment Company Act or the Rules and Regulations which have not been so described and filed as required.

            (xxi) Possession of Intellectual Property. The Fund owns or possesses, has the right to use or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by the Fund, and the Fund has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Fund therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

            (xxii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Fund of its obligations hereunder, in connection with the offering, issuance or sale of the Shares under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1934 Act or the Investment Company Act or the Rules and Regulations or foreign or state securities laws or under the rules of the NASD (formerly, the National Association of Securities Dealers, Inc.).

            (xxiii) Possession of Licenses and Permits. The Fund possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it; the Fund is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and the Fund has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

            (xxiv) Advertisements. Any advertising, sales literature or other promotional material (including "prospectus wrappers," "broker kits," "road show slides" and "road show scripts" and "electronic road show presentations") authorized in writing by or prepared by the Fund or the Investment Adviser used in connection with the public offering of the Shares (collectively, "sales material") does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Moreover, all sales material complied and will comply in all material respects with the applicable requirements of the 1933 Act, the Investment Company Act, the Rules and Regulations and the rules and interpretations of the NASD.

            (xxv) NYSE Listing. The Shares have been approved for listing, upon notice of issuance, on the New York Stock Exchange ("NYSE").

      (b) Additional Representations of the Investment Adviser. The Investment Adviser represents and warrants to the Underwriters as of the date hereof and as of the Closing Time as follows:

            (i) Organization and Authority of Investment Adviser. The Investment Adviser has been duly organized as a limited partnership under the laws of the State of Delaware, with power and authority to conduct its business as described in the Registration Statement and the Prospectus.

            (ii) Investment Advisers Act. The Investment Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), and is not prohibited by the Investment Advisers Act or the Investment Company Act, or the rules and regulations under such acts, from acting under the Advisory Agreement for the Fund as contemplated by the Registration Statement and the Prospectus.

            (iii) Description of Investment Adviser. The description of the Investment Adviser in the Registration Statement and the Prospectus (and any amendment or supplement to either of them) complied and complies in all material respects with the provisions of the 1933 Act, the Investment Company Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (iv) Capitalization. The Investment Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the Prospectus, this Agreement, the Advisory Agreement and the Additional Compensation Agreement between the Investment Adviser and Merrill Lynch (the "Additional Compensation Agreement").

            (v)  Authorization  of  Agreements.  This  Agreement  has been  duly authorized, executed and delivered by the Investment Adviser; the Advisory Agreement has been duly authorized, executed and delivered by the Investment Adviser and the Additional Compensation Agreement has been duly authorized, executed and delivered by the Investment Adviser, and each constitutes a valid and binding obligation of the Investment Adviser, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights and to general equitable principles; and neither the execution and delivery of this Agreement, the Advisory Agreement or the Additional Compensation Agreement nor the performance by the Investment Adviser of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, any agreement or instrument to which the Investment Adviser is a party or by which it is bound, the certificate of formation, the operating agreement, or other organizational documents of the Investment Adviser, or to the Investment Adviser's knowledge, by any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Investment Adviser or its respective properties or operations; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Investment Adviser of the transactions contemplated by this Agreement, the Advisory Agreement and the Additional Compensation Agreement, except as have been obtained or may be required under the 1933 Act, the Investment Company Act, the 1934 Act or state securities laws.

            (vi) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not occurred any event which should reasonably be expected to have a material adverse effect on the ability of the Investment Adviser to perform its respective obligations under this Agreement and the Advisory Agreement.

            (vii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Investment Adviser, threatened against or affecting the Investment Adviser or any "affiliated person" of the Investment Adviser (as such term is defined in the Investment Company Act) or any partners, trustees, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Investment Adviser, materially and adversely affect the properties or assets of the Investment Adviser or materially impair or adversely affect the ability of the Investment Adviser to function as an investment adviser or perform its obligations under the Advisory Agreement, or which is required to be disclosed in the Registration Statement and the Prospectus.

            (viii) Absence of Violation or Default. The Investment Adviser is not in violation of its certificate of limited partnership, its limited partnership agreement or other organizational documents or in default under any agreement, indenture or instrument, where such violation or default would reasonably be expected to have a Material Adverse Effect on the Investment Adviser's ability to function as an investment adviser or perform its obligations under the Advisory Agreement.

            (ix) Rule 482 Compliance. Any advertisement approved by the Investment Adviser for use in the public offering of the Shares pursuant to Rule 482 under the 1933 Act Regulations (an "Omitting Prospectus") complies with the requirements of such Rule 482.

      (c) Officer's Certificates. Any certificate signed by any officer of the Fund or any officer of the Investment Adviser delivered to the Representative or to counsel for the Fund and the Underwriters shall be deemed a representation and warranty by the Fund or the Investment Adviser, as the case may be, to each Underwriter as to the matters covered thereby.

      SECTION 2. Sale and Delivery to the Underwriters; Closing.

      (a) Initial Shares. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Fund agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Fund, at the price per share set forth in Schedule B, the number of Initial Shares set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

      (b) Option Shares. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Fund hereby grants an option to the Underwriters to purchase up to an additional [______] shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Fund and payable on the Initial Shares but not payable on the Option Shares. The option hereby granted will expire 45 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representative to the Fund setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Shares. Any such time and date of delivery for the Option

Shares (a "Date of Delivery") shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of a fractional number of Option Shares plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

      (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Shares shall be made at the offices of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representative and the Fund, at 9:00 A.M. (Eastern time) on the third business day following the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Fund (such time and date of payment and delivery herein being referred to as "Closing Time").

      In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Shares shall be made at the above-mentioned offices of Sidley Austin Brown & Wood LLP, or at such other place as shall be agreed upon by the Representative and the Fund, on each Date of Delivery as specified in the notice from the Representative to the Fund. Payment shall be made to the Fund by wire transfer of immediately available funds to a bank account designated by the Fund, against delivery to the Representative of certificates for the Shares to be purchased by the Underwriters. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Shares and the Option Shares, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Shares or the Option Shares, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

      (d) Denominations; Registration. Certificates for the Initial Shares and the Option Shares, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Shares and the Option Shares will be made available by the Fund for examination by the Representative not later than 10:00 A.M. on the last business day prior to Closing Time or the Date of Delivery, as the case may be.

      SECTION 3. Covenants of the Fund. The Fund covenants with each Underwriter as follows:

      (a) Compliance with Securities Regulations and Commission Requests. The Fund, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representative immediately, and confirm the notice in writing, (i) if any post-effective amendment to the Registration Statement shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, and (v) of the issuance by the Commission of an order of suspension or revocation of the notification on Form N-8A of registration of the Fund as an investment company under the Investment Company Act or the initiation of any proceeding for that purpose. The Fund will make every reasonable effort to prevent the issuance of any stop order described in subsection (iv) hereunder or any order of suspension or revocation described in subsection (v) hereunder and, if any such stop order or order of suspension or revocation is issued, to obtain the lifting thereof at the earliest possible moment. The Fund will promptly effect the filings necessary pursuant to Rule 497(c), Rule 497(j) or Rule 497(h) and will take such steps as it deems necessary to ascertain promptly whether the certificate transmitted for filing under Rule 497(j) or the form of prospectus transmitted for filing under Rule 497(c) or Rule 497(h) was received for filing by the Commission and, in the event that it was not, it will promptly file such certificate or prospectus.

      (b) Filing of Amendments. The Fund will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment or filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the Investment Company Act, the 1933 Act, or otherwise, and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel to the Underwriters and the Fund shall object.

      (c) Delivery of Registration Statement. The Fund has furnished or will deliver to the Representative and counsel to the Underwriters and the Fund, without charge, signed copies of the notification of registration on Form N-8A and Registration Statement as originally filed and of each amendment thereto, (including exhibits filed therewith, or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative a conformed copy, without charge, of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (d) Delivery of Prospectus. The Fund has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Fund hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Fund will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (e) Continued Compliance with Securities Laws. The Fund will comply with the 1933 Act, the Investment Company Act and the Rules and Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel to the Underwriters and the Fund, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectus will not include any untrue statements of material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Fund will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Fund will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

      (f) Blue Sky Qualifications. The Fund will use its best efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Shares have been so qualified, the Fund will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

      (g) Rule 158. The Fund will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

      (h) Use of Proceeds. The Fund will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under "Use of Proceeds."

      (i) Subchapter M. The Fund will use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code.

      (j) Listing. The Fund will use its best efforts to effect the listing of the Shares on the New York Stock Exchange or another national securities exchange so that trading on such Exchange will begin no later than two weeks from the date of the Prospectus.

      (k) Restrictions on Sale of Shares. During a period of 180 days from the date of the Prospectus, the Fund will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock of such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder or (B) any shares or Common Stock issued pursuant to any dividend reinvestment plan.

      (l) Reporting Requirements. The Fund, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the Investment Company Act and the 1934 Act within the time periods required by the Investment Company Act and the Rules and Regulations and the 1934 Act and the rules and regulations of the Commission thereunder, respectively.

      (m) No Manipulation of Market for Securities. The Fund will not (a) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Shares in violation of federal or state securities laws, and (b) until the Closing Time, or the Date of Delivery, if any, (i) except for share repurchases permitted in accordance with applicable laws and purchases of Shares in the open market pursuant to the Fund's dividend reinvestment plan, sell, bid for or purchase the Shares or pay any person any compensation for soliciting purchases of the Shares or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Fund.

      (n) Rule 462(b) Registration Statement. If the Fund elects to rely upon Rule 462(b), the Fund shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Fund shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

      SECTION 4. Payment of Expenses.

      (a) Expenses. The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale issuance or delivery of the Shares,
(iii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iv) the fees and disbursements of the Fund's counsel, accountants and other advisors, (v) the qualification of the Shares under the securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel to the Underwriters and the Fund in connection therewith and in connection with the preparation of the Blue Sky Survey, if any, and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheet and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey, if any, and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Shares, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with the review by the NASD of the terms of the sale of the Shares,
(x) the printing of any sales material and (xi) the fees and expenses incurred in connection with the listing of the Shares on the NYSE or another national securities exchange. Also, the Fund shall pay to Merrill Lynch $.00667 per share of the Shares purchased pursuant to this Agreement as partial reimbursement of expenses incurred in connection with the offering. The amount paid by the Fund as this partial reimbursement to the Underwriters will not exceed .03335% of the total price to the public of the Shares sold in this offering. The Investment Adviser has agreed to pay all organizational expenses of the Fund. The Investment Adviser also has agreed to pay the amount by which the Fund's offering costs (other than the underwriting discount, but including the $.00667 per share partial reimbursement of expenses to the underwriters) exceeds $.04 per share of common stock.

      (b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a) hereof, the Investment Adviser shall reimburse, or arrange for an affiliate to reimburse, the Underwriters for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Underwriters. In the event the transactions contemplated hereunder are not consummated, the Investment Adviser agrees to pay or arrange for an affiliate to pay, all of the costs and expenses set forth in paragraph (a) of this Section 4.

      SECTION 5. Conditions of Underwriters' Obligations.

      The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Fund and the Investment Adviser contained in Section 1 hereof, or in the certificates of any officer of the Fund and the Investment Adviser delivered pursuant to the provisions hereof, to the performance by the Fund and the Investment Adviser of their respective covenants and obligations hereunder, and to the following further conditions:

      (a) Effectiveness of Registration Statement. The Registration Statement including any Rule 462(b) Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and the Fund. Either (i) a certificate has been filed with the Commission in accordance with Rule 497(j) or a prospectus has been filed with the Commission in accordance with Rule 497(c), or (ii) a prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 497(h) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Fund has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 497(h).

      (b) Opinion of Counsel for the Fund. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Sidley Austin Brown & Wood LLP, counsel to the Fund to the effect set forth in Exhibit A hereto.

      (c) Opinion of a Senior Counsel of the Investment Adviser. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Bradley J. Lucido, Esq., or another senior attorney of the Investment Adviser, in form and substance satisfactory to counsel to the Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

      (d) Opinion of Counsel for Underwriters. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Clifford Chance US LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in Exhibit A clauses (1), (2), (5), (6) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Fund), (8) through (11), inclusive, (13) (solely as to the information in the Prospectus under "Description of Capital Stock"), (18) and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the
Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Fund and certificates of public officials.

      (e) Officers' Certificates. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business, and the Representative shall have received (A) a certificate of the President or a Vice President of the Fund, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time,
(iii) the Fund has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the Officer's knowledge, are contemplated by the Commission and (B) a certificate of the President or a Vice President of the Investment Adviser, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Sections 1(a) and 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Investment Adviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time and (iv) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Investment Adviser, whether or not arising in the ordinary course of business.

      (f) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Deloitte & Touche LLP, a letter, dated such date, in form and substance satisfactory to the Representative containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.

      (g) Bring-down Comfort Letter. At Closing Time, the Representative shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter, furnished pursuant to subsection (f) of this Section, except that the "specified date" referred to shall be a date not more than three business days prior to Closing Time.

      (h) Approval of Listing. At Closing Time, the Shares shall have been approved for listing on the NYSE or another national securities exchange, subject only to official notice of issuance.

      (i) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

      (j) Conditions to Purchase Option Shares. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Fund and the Investment Adviser contained herein and the statements in any certificates furnished by the Fund and the Investment Adviser hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

            (i) Officers' Certificates. Certificates, dated such Date of Delivery, of the President or a Vice President of the Fund and of the President or a Vice President of the Investment Adviser confirming that the respective certificates delivered at the Closing Time pursuant to
      Section 5(e) hereof remains true and correct as of such Date of Delivery.

            (ii) Opinions of Counsel. The favorable opinions of Sidley Austin Brown & Wood LLP, counsel to the Fund, and of Bradley J. Lucido, Esq., or another senior attorney of the Investment Adviser, each in form and substance satisfactory to the counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Sections 5(b) and 5(c) hereof, respectively.

            (iii) Opinion of Counsel for the Underwriters. The favorable opinion of Clifford Chance US LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
      Section 5(d) hereof.

            (iv) Bring-down Comfort Letter. A letter from Deloitte & Touche LLP in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially the same in form and substance as the letter furnished to the Representative pursuant to Section 5(g), except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

      (k) Additional Documents. At Closing Time and at each Date of Delivery, counsel to the Underwriters shall have been furnished with such documents and opinions as it may require for the purpose of enabling it to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Fund in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Representative and counsel to the Underwriters.

      (l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Shares on a Date of Delivery which is after the Closing Time, the obligations of the Underwriters to purchase the relevant Option Shares, may be terminated by the Representative by notice to the Fund at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 12 shall survive any such termination and remain in full force and effect.

      (m) Execution of Additional Compensation Agreement. At Closing Time, the Underwriters shall have received the Additional Compensation Agreement, dated the date of the Closing Time, as executed by the Investment Adviser.

      SECTION 6. Indemnification.

      (a) Indemnification of the Underwriters. The Fund and the Investment Adviser jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any director, officer, employee or affiliate thereof as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Omitting Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the indemnifying party; and

            (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
      (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Fund by any Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus, any Omitting Prospectus or the Prospectus (or any amendment or supplement thereto).

      (b) Indemnification of Fund, Investment Adviser, Directors, General Partner and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Fund, the Investment Adviser, the directors of the Fund, the general partner of the Investment Adviser, each of the Fund's officers who signed the Registration Statement, and each person, if any, who controls the Fund or the Investment Adviser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) including the Rule 430A Information and the Rule 434 Information, if applicable, or in any preliminary prospectus, or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Fund by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus, or the Prospectus (or any amendment or supplement thereto).

      (c) Indemnification for Marketing Materials. In addition to the foregoing indemnification, the Fund and the Investment Adviser also, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as limited by the proviso set forth therein, with respect to any sales material.

      (d) Actions against Parties, Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Fund and the Investment Adviser. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6 (a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

      SECTION 7. Contribution.

      If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Investment Adviser on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Investment Adviser on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Fund and the Investment Adviser on the one hand and the Underwriters on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Fund, and the total underwriting commission received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Shares as set forth on such cover.

      The relative fault of the Fund and the Investment Adviser on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund and the Investment Adviser or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Fund, the Investment Adviser and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 7, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution of such Underwriter, and each director of the Fund and the Investment Adviser, respectively, each officer of the Fund who signed the Registration Statement and each person, if any, who controls the Fund and the Investment Adviser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, shall have the same rights to contribution as the Fund and the Investment Adviser. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Shares set forth opposite their respective names in Schedule A hereto and not joint.

      SECTION 8. Representations, Warranties and Agreements to Survive Delivery.

      All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Fund or of the Investment Adviser submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling person, or by or on behalf of the Fund or the Investment Adviser and shall survive delivery of the Shares to the Underwriters.

      SECTION 9. Termination of Agreement.

      (a) Termination; General. The Representative may terminate this Agreement by notice to the Fund, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund or the Investment Adviser, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Fund has been suspended or materially limited by the Commission or the NYSE or such other national securities exchange upon which the Fund's securities trade, or if trading generally on the NYSE or the American Stock Exchange or in the Nasdaq National Market System has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

      (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

      SECTION 10. Default by One or More of the Underwriters.

      If one or more of the Underwriters shall fail at closing Time or a Date of Delivery to purchase the Shares which it or they are obligated to purchase under this Agreement (the "Defaulted Shares"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

      (a) if the number of Defaulted Shares does not exceed 10% of the number of Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

      (b) if the number of Defaulted Shares exceeds 10% of the number of Shares to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Fund to sell the Option Shares to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

      No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

      In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Fund to sell the relevant Option Shares, as the case may be, either the Representative or the Fund shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

      SECTION 11. Notices.

      All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative c/o Merrill Lynch & Co. Inc., 4 World Financial Center, New York, N.Y. 10080, Attention: Richard Bruce, Vice President; notices to the Fund and the Investment Adviser shall be directed to 800 Scudders Mill Road, Plainsboro, New Jersey 08536, Attention: Donald C. Burke.

      SECTION 12. Parties.

      This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Fund, the Investment Adviser and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Fund, the Investment Adviser and their respective successors and the controlling persons and officers, directors and general partner referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Fund and the Investment Adviser and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from the Underwriters shall be deemed to be a successor merely by reason of such purchase.

      SECTION 13. GOVERNING LAW AND TIME.

      THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

      SECTION 14. Effect of Headings.

      The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Fund a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Fund and the Investment Adviser in accordance with its terms.

                                   Very truly yours,

                                   DIVERSIFIED INCOME STRATEGIES PORTFOLIO, INC.

                                   By: _________________________________________
                                       Name:
                                       Title:

                                   FUND ASSET MANAGEMENT, L.P.

                                   By: PRINCETON SERVICES, INC.,
                                           General Partner

                                   By: _________________________________________
                                       Name:
                                       Title:

CONFIRMED AND ACCEPTED,
   as of the date first above written:
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                   INCORPORATED

By: _____________________________________
    Authorized Signatory

For itself and as Representative of the
other Underwriters named
in Schedule A hereto.

                                   SCHEDULE A

                                                                    Number of
               Name of Underwriter                                Initial Shares
               -------------------                                --------------

Merrill Lynch, Pierce, Fenner & Smith
               Incorporated.................................          [______]
[Other-Underwriters]........................................          [______]
                                                                  --------------
                            Total...........................          [______]
                                                                  ==============

                                   SCHEDULE B

                  DIVERSIFIED INCOME STRATEGIES PORTFOLIO, Inc.
                            (a Maryland corporation)

                         [______] Shares of Common Stock
                           (Par Value $.10 Per Share)

      1. The initial public offering price per share for the Shares, determined as provided in Section 2, shall be $20.00.

      2. The purchase prices per share for the Shares to be paid by the Underwriters shall be $19.10, being an amount equal to the initial public offering price set forth above less $.90 per share; provided that the purchase price per share for any Option Shares purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Fund and payable on the Initial Shares but not payable on the Option Shares.

                                                                       Exhibit A

                        FORM OF OPINION OF FUND'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

      1. The Fund has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

      2. The Fund has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

      3.  The  Fund is duly  qualified  as a  foreign  corporation  to  transact
business  and  is  in  good  standing  in  each   jurisdiction   in  which  such
qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business (a "Material Adverse Effect").

      4. The authorized, issued and outstanding capital stock of the Fund is as set forth in the Prospectus under the caption "Description of Capital Stock."

      5. The Shares to be purchased by the Underwriters from the Fund pursuant to the Purchase Agreement have been duly authorized for issuance and sale to the Underwriters and, when issued and delivered by the Fund to the Underwriters pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued and fully paid and non-assessable and no holder of the Shares is or will be subject to personal liability by reason of being such a holder.

      6. The issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Fund.

      7. To the best of our knowledge, the Fund does not have any subsidiaries.

      8. The Purchase Agreement has been duly authorized, executed and delivered by the Fund and complies with all applicable provisions of the Investment Company Act.

      9. The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the certificate pursuant to Rule 497(j) or the Prospectus pursuant to Rule 497(c) or Rule 497(h), as the case may be, has been made in the manner and within the time period required by Rule 497(j), Rule 497(c) or Rule 497(h), as the case may be; and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

      10. The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus, and each amendment or supplement to the Registration Statement and the Prospectus, as of their respective effective or issue dates, complied as to form in all material respects (other than the financial statements and supporting schedules included or incorporated by reference therein or omitted therefrom, as to which we need express no opinion) with the requirements of the 1933 Act, the Investment Company Act and the Rules and Regulations.

      11. The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Fund and the requirements of the New York Stock Exchange.

      12. To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Fund is a party, or to which the property of the Fund is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Fund of its obligations thereunder, other than those disclosed in the Prospectus.

      13. The information in the Prospectus under "Description of Capital Stock" and "Taxes" and in the Registration Statement under Item 29, to the extent that it constitutes matters of law, summaries of legal matters, the Fund's charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

      14. To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

      15. All descriptions in the Prospectus of contracts and other documents to which the Fund is a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments of the Fund required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

      16. To the best of our knowledge, the Fund is not in violation of its charter or by-laws and no default by the Fund exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

      17. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act, the 1934 Act, the Investment Company Act, the Rules and Regulations, which have been obtained, or as may be required under the rules of the NASD (formerly, the National Association of Securities Dealers, Inc.) or under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement, the Advisory Agreement, the Transfer Agency Agreement, the Administration Agreement and the Custody Agreement or for the offering, issuance, sale or delivery of the Shares.

      18. The Advisory Agreement, the Transfer Agency Agreement, the Administration Agreement and the Custody Agreement have each been duly authorized and approved by the Fund and comply as to form in all material respects with all applicable provisions of the Investment Company Act, and each has been duly executed and delivered by the Fund.

      19. The Fund is registered with the Commission under the Investment Company Act as a closed-end, non-diversified management investment company, and all required action has been taken by the Fund under the 1933 Act, the Investment Company Act and the Rules and Regulations to make the public offering and consummate the sale of the Shares pursuant to the Purchase Agreement; the provisions of the charter and the by-laws of the Fund comply as to form in all material respects with the requirements of the Investment Company Act; and, to the best of their knowledge and information, no order of suspension or revocation of such registration under the Investment Company Act, pursuant to
Section 8(e) of the Investment Company Act, has been issued or proceedings therefor initiated or threatened by the Commission.

      20. The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale of the Shares, and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Fund with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xi) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Fund is a party or by which it may be bound, or to which any of the property or assets of the Fund is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Fund, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Fund or any of its properties, assets or operations.

      Nothing has come to our attention that has caused us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      In rendering such opinion, we may rely as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and written statements of responsible officers of and accountants for the Fund and the Investment Adviser and public officials. Such letter shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       Exhibit B

                        FORM OF OPINION OF COUNSEL TO THE
                       INVESTMENT ADVISER TO BE DELIVERED
                            PURSUANT TO SECTION 5(c)

      (1) The Investment Adviser has been duly organized as a limited partnership under the laws of the State of Delaware, with power and authority to conduct its business as described in the Registration Statement and in the Prospectus.

      (2) The Investment Adviser is duly registered as an investment adviser under the Investment Advisers Act and is not prohibited by the Investment Advisers Act or the Investment Company Act, or the rules and regulations under such Acts, from acting under the Advisory Agreement for the Fund as contemplated by the Prospectus.

      (3) This Agreement, the Advisory Agreement and the Additional Compensation Agreement have been duly authorized, executed and delivered by the Investment Adviser, and the Advisory Agreement and the Additional Compensation Agreement constitute valid and binding obligations of the Investment Adviser, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights and to general equity principles; and, to the best of my knowledge and information, neither the execution and delivery of this Agreement, the Advisory Agreement or the Additional Compensation Agreement nor the performance by the Investment Adviser of its obligations hereunder or thereunder will conflict with, or result in a breach of, any of the terms and provisions of, or constitute, with or without the giving of notice or the lapse of time or both, a default under, any agreement or instrument to which the Investment Adviser is a party or by which the Investment Adviser is bound, or any law, order, rule or regulation applicable to the Investment Adviser of any jurisdiction, court, Federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Investment Adviser or its properties or operations.

      (4) To the best of my knowledge and information, the description of the Investment Adviser in the Registration Statement and in the Prospectus (in light of the circumstances under which they were made) does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                                                                       Exhibit C

                              FORM OF ACCOUNTANTS'
                     COMFORT LETTER PURSUANT TO SECTION 5(f)

      (1) We are independent public accountants with respect to the Fund within the meaning of the 1933 Act and Investment Company Act, and the applicable rules and regulations thereunder adopted by the Commission;

      (2) In our opinion the financial statements audited by us and included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and Investment Company Act and the related rules and regulations adopted by the Commission;

      (3) On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

            a. Reading the minutes of meetings of the Board of Directors of the Fund as set forth in the minute books through a specified date not more than three business days prior to the date of delivery of such letter;

            b. Making inquiries of certain officials of the Fund who have responsibility for financial and accounting matters regarding changes in the capital stock, net assets or long-term liabilities of the Fund as compared with the amounts shown in the latest balance sheet included in the Registration Statement or for the period from the date of the latest income statement included in the Registration Statement to a specified date not more than three business days prior to the delivery of such letter;

      the letter shall also state that the information set forth under the captions "Fee Table", "Risks and Special Considerations of Leverage" and "Description of Capital Stock" which is expressed in dollars (or percentages derived from such dollar amounts) and has been obtained from accounting records which are subject to controls over financial reporting or which has been derived directly from such accounting records by analysis or computation, is in agreement with such records or computations made therefrom, and such other procedures as the Representative may request and Deloitte & Touche LLP is willing to perform and report upon.